UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K (this “Amended Report”) amends the Current Report on Form 8-K originally furnished by Global Payments Inc. (the “Company”) on January 11, 2016 (the “Original Report”) solely for the purpose of correcting (i) a discrepancy between Schedule 3 and Schedule 9 to the supplemental information attached to the Original Report (the “Supplemental Information”) with respect to operating income for the North America segment and corporate expenses, each on a cash earnings basis, for the fiscal quarter ended November 30, 2015 and (ii) the prior year cash earnings basis provision for income taxes for the six-month period ended November 30, 2014 on Schedule 2 and Schedule 8 to the Supplemental Information and the additional amounts on such schedules affected thereby.
Item 2.02.    Results of Operations and Financial Condition

The Company is furnishing this Amended Report to provide revised supplemental information about its financial results for the fiscal quarter ended November 30, 2015 (the “Revised Supplemental Information”). The Revised Supplemental Information is furnished as Exhibit 99.1 to this Amended Report and is incorporated herein by reference.
The information being furnished pursuant to this Amended Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 7.01.    Regulation FD Disclosure
The information set forth in Item 2.02 of this Amended Report is incorporated herein by reference. In addition, the Company’s board of directors authorized and declared a second fiscal quarter dividend of $0.01 per share, which will be paid on February 26, 2016 to shareholders of record as of February 12, 2016.
Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description
99.1	Revised Supplemental Information Regarding the Company’s Financial Results for the Fiscal Quarter Ended November 30, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC

Date:	January 11, 2016	By: /s/ Cameron M. Bready
Cameron M. Bready
Executive Vice President and Chief Financial Officer